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                                                                   Exhibit 23.6




                         McConnell, Budd & Downes, Inc.

                                365 South Street
                          Morristown, New Jersey 07960
                                  201-538-7800
                               Fax: 201-538-0522



                                                          February 11, 1994

                           Financial Advisors Consent


Board of Directors
Vermont Financial Services Corp.

         We hereby consent to the reference contained in the Registration Statement on Form S-4 of Vermont Financial Service Corp. with which this consent is filed to our firm and to the use in said Registration Statement of the proposed form of our opinion as the Fairness, from a financial point of view, of the Exchange Ratio contained in the Merger Agreement (as such terms are defined in said Registration Statement). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                             McConnell, Budd & Downes, Inc.

                                             By  /s/  David A. Budd
                                                 ________________________
                                                      David  A. Budd
                                                    Manageing Director